Exhibit 99.1
Press Release
Release date: August 4, 2022
Uniti Group Inc. Reports Second Quarter 2022 Results
Raises 2022 Outlook
Highest Level of Gross Install Monthly Recurring Revenue Activity Since 2017
•Net Income of $53.8 million for the Second Quarter; 8.3% Increase from the Prior Year Second Quarter
•Net Income of $0.21 Per Diluted Common Share for the Second Quarter; 5.0% Increase from the Prior Year Second Quarter
•Adjusted EBITDA and AFFO Grew 5.3% and 11.3% for the Second Quarter, Respectively, from the Prior Year Second Quarter
•AFFO Per Diluted Common Share of $0.44 for the Second Quarter; 7.3% Increase from the Prior Year Second Quarter
LITTLE ROCK, Ark., August 4, 2022 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the second quarter 2022.

“Demand for our mission critical fiber infrastructure continues to accelerate across virtually all customer segments as evidenced by our fifth consecutive quarter of elevated new sales bookings and our highest level of gross install activity since 2017. With the second largest independent fiber network in the country consisting of 133,000 route miles, Uniti is enabling broadband connectivity across the spectrum for our customers, from offering 1 Gbps service to small businesses to 1.2 terabit super waves connecting cities for carriers,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “With the tailwinds in our industry and the relatively untapped capacity in our network, we remain confident that we will be able to attain sustainable and profitable growth for many years. Uniti is well positioned to weather any potential sustained economic headwinds through our $7 billion of revenue under contract with an average remaining term of 8.5 years, the strengthening of our balance sheet, lower capital intensity, and with 96% of our debt fixed-rate and no significant debt maturities before mid-2024.”
QUARTERLY RESULTS
Consolidated revenues for the second quarter of 2022 were $284.0 million.  Net income and Adjusted EBITDA were $53.8 million and $227.2 million, respectively, for the same period.  Net income attributable to common shares was $53.4 million for the period.  Adjusted Funds From Operations (“AFFO”) attributable to common shareholders was $114.9 million, or $0.44 per diluted common share, an increase of 11.3% when compared to the second quarter of 2021.

Uniti Fiber contributed $78.4 million of revenues and $33.6 million of Adjusted EBITDA for the second quarter of 2022, achieving Adjusted EBITDA margins of approximately 43%, up from 41% Adjusted EBITDA margins for the second quarter of 2021.  Uniti Fiber’s net success-based capital expenditures during the quarter were $30.1 million.
Uniti Leasing contributed revenues of $205.6 million and Adjusted EBITDA of $200.3 million for the second quarter, representing growth of 4.9% and 4.3%, respectively, when compared to the second quarter of 2021.  During the quarter, Uniti Leasing deployed capital expenditures of $53.1 million primarily related to the construction of approximately 1,700 new route miles of valuable fiber infrastructure.

INVESTMENT TRANSACTIONS

On June 21, 2022, Uniti completed the sale of its remaining investment interest in Harmoni Towers to Palistar Capital LP (formerly known as Melody Investment Advisors) (“Palistar”) for total cash consideration of $32.5 million, resulting in a gain on sale of $7.9 million. Uniti previously sold 90% of its U.S. tower business to Palistar in June 2020.
LIQUIDITY
At quarter-end, the Company had approximately $361.4 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter-end was 5.64x based on net debt to second quarter 2022 annualized Adjusted EBITDA.
On July 29, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share, payable on September 23, 2022, to stockholders of record on September 9, 2022.
UPDATED FULL YEAR 2022 OUTLOOK
The Company is updating its 2022 outlook primarily for business unit level revisions, and the impact of transaction related and other costs incurred to date.  Our 2022 outlook excludes future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.
The Company’s consolidated outlook for 2022 is as follows (in millions):

	Full Year 2022
Revenue	$1,122	to	$1,140
Net income attributable to common shareholders	189	to	207
Adjusted EBITDA (1)	887	to	905
Interest expense, net (2)	390	to	390

Attributable to common shareholders:
FFO (1)	401	to	419
AFFO (1)	441	to	459

Weighted-average common shares outstanding - diluted	267	to	267
__________________________
(1) See “Non-GAAP Financial Measures” below.
(2) See “Components of Interest Expense” below.

CONFERENCE CALL
Uniti will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time).  The conference call will be webcast live on Uniti’s Investor Relations website at investor.uniti.com. Those parties interested in participating via telephone may register on the Company’s Investor Relations website or by clicking here.  A replay of the call will be available on the Investor Relations website beginning today at approximately 12:00 PM Eastern Time.
ABOUT UNITI
Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry.  As of June 30, 2022, Uniti owns approximately 133,000 fiber route miles, 7.8 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.
FORWARD-LOOKING STATEMENTS
Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2022 financial outlook, expectations regarding strong demand trends, our business strategies, growth prospects, our ability to sustain difficult economic conditions, industry trends, sales opportunities, and operating and financial performance.
Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of Windstream, our largest customer; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness and fund our capital funding commitments; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; our expectations regarding the effect of the COVID-19 pandemic on our results of operations and financial condition; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the SEC.
Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.
NON-GAAP PRESENTATION
This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	June 30, 2022	December 31, 2021
Assets:
Property, plant and equipment, net	$3,615,532	$3,508,939
Cash and cash equivalents	61,405	58,903
Accounts receivable, net	45,679	38,455
Goodwill	601,878	601,878
Intangible assets, net	349,737	364,630
Straight-line revenue receivable	55,621	41,323
Operating lease right-of-use assets, net	82,162	80,271
Other assets	84,976	38,900
Investment in unconsolidated entities	39,309	64,223
Deferred income tax assets, net	18,907	11,721
Total Assets	$4,955,206	$4,809,243

Liabilities and Shareholders' Deficit:
Liabilities:
Accounts payable, accrued expenses and other liabilities	$131,073	$86,868
Settlement payable	245,171	239,384
Intangible liabilities, net	172,439	177,786
Accrued interest payable	131,080	109,826
Deferred revenue	1,170,004	1,134,236
Derivative liability, net	4,067	10,413
Dividends payable	745	1,264
Operating lease liabilities	60,829	57,355
Finance lease obligations	15,214	15,348
Notes and other debt, net	5,099,782	5,090,537
Total liabilities	7,030,404	6,923,017

Commitments and contingencies

Shareholders' Deficit:
Preferred stock, $0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000 shares authorized, issued and outstanding: 235,700 shares at June 30, 2022 and 234,779 at December 31, 2021	24	23
Additional paid-in capital	1,224,427	1,214,830
Accumulated other comprehensive loss	(3,516)	(9,164)
Distributions in excess of accumulated earnings	(3,298,455)	(3,333,481)
Total Uniti shareholders' deficit	(2,077,520)	(2,127,792)
Noncontrolling interests - operating partnership units and non-voting convertible preferred stock	2,322	14,018
Total shareholders' deficit	(2,075,198)	(2,113,774)
Total Liabilities and Shareholders' Deficit	$4,955,206	$4,809,243

Uniti Group Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Leasing	$205,614	$196,057	$410,255	$390,993
Fiber Infrastructure	78,361	72,123	151,754	149,773
Total revenues	283,975	268,180	562,009	540,766

Costs and Expenses:
Interest expense, net	96,377	106,388	192,549	246,969
Depreciation and amortization	72,303	69,671	143,760	140,635
General and administrative expense	25,085	24,900	48,955	50,723
Operating expense (exclusive of depreciation and amortization)	36,917	33,185	71,893	71,269
Transaction related and other costs	3,235	424	4,949	4,561
Gain on sale of real estate	(250)	(442)	(250)	(442)
Gain on sale of operations	—	(28,143)	—	(28,143)
Other (income) expense, net	(7,930)	8,021	(8,328)	8,475
Total costs and expenses	225,737	214,004	453,528	494,047

Income before income taxes and equity in earnings from unconsolidated entities	58,238	54,176	108,481	46,719
Income tax expense	4,944	5,084	2,873	2,527
Equity in earnings from unconsolidated entities	(480)	(547)	(1,024)	(945)
Net income	53,774	49,639	106,632	45,137
Net income attributable to noncontrolling interests	77	732	205	668
Net income attributable to shareholders	53,697	48,907	106,427	44,469
Participating securities' share in earnings	(340)	(333)	(671)	(581)
Dividends declared on convertible preferred stock	(5)	(2)	(10)	(5)
Net income attributable to common shareholders	$53,352	$48,572	$105,746	$43,883

Net income (loss) attributable to common shareholders - Basic	$53,352	$48,572	$105,746	$43,883
Impact of if-converted dilutive securities	3,000	2,974	5,994	—
Net income (loss) attributable to common shareholders - Diluted	$56,352	$51,546	$111,740	$43,883

Weighted-average number of common shares outstanding:
Basic	235,656	231,801	235,352	231,636
Diluted	267,361	262,268	267,045	231,862

Earnings (loss) per common share:
Basic	$0.23	$0.21	$0.45	$0.19
Diluted	$0.21	$0.20	$0.42	$0.19

Uniti Group Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2022	2021
Cash flow from operating activities
Net income	$106,632	$45,137
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	143,760	140,635
Amortization of deferred financing costs and debt discount	9,015	9,371
Loss on debt extinguishment	—	43,369
Interest rate swap termination	5,659	5,658
Deferred income taxes	(7,185)	605
Equity in earnings of unconsolidated entities	(1,024)	(945)
Distributions of cumulative earnings from unconsolidated entities	1,969	1,950
Cash paid for interest rate swap settlement	(6,346)	(6,110)
Straight-line revenues and amortization of below-market lease intangibles	(21,148)	(14,215)
Stock-based compensation	6,513	6,797
Change in fair value of contingent consideration	—	21
Gain on sale of unconsolidated entity (see Note 5)	(7,923)	—
Gain on sale of real estate	(250)	(442)
Gain on sale of operations	—	(28,143)
Loss (gain) on asset disposals	586	(218)
Accretion of settlement obligation	5,787	8,889
Other	(630)	143
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(7,224)	19,965
Other assets	559	39,019
Accounts payable, accrued expenses and other liabilities	5,858	46,991
Net cash provided by operating activities	234,608	318,477

Cash flow from investing activities
Capital expenditures	(184,039)	(177,934)
Proceeds from sale of unconsolidated entity (see Note 5)	32,527	—
Proceeds from sale of real estate, net of cash	325	1,034
Proceeds from sale of operations	—	62,113
Proceeds from sale of other equipment	431	399
Net cash used in investing activities	(150,756)	(114,388)

Cash flow from financing activities
Repayment of debt	—	(1,660,000)
Proceeds from issuance of notes	—	1,680,000
Dividends paid	(71,771)	(70,386)
Payments of settlement payable	—	(49,011)
Payments of contingent consideration	—	(2,979)
Distributions paid to noncontrolling interest	(186)	(1,039)
Payment for exchange of noncontrolling interest	(4,620)	—
Borrowings under revolving credit facility	105,000	205,000
Payments under revolving credit facility	(105,000)	(220,000)
Finance lease payments	(601)	(1,393)
Payments for financing costs	—	(25,156)
Payment of tender premium	—	(25,800)
Employee stock purchase program	264	319
Payments related to tax withholding for stock-based compensation	(4,436)	(2,642)
Net cash used in financing activities	(81,350)	(173,087)
Net increase in cash and cash equivalents	2,502	31,002
Cash and cash equivalents at beginning of period	58,903	77,534
Cash and cash equivalents at end of period	$61,405	$108,536

Uniti Group Inc.
Reconciliation of Net Income to FFO and AFFO
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income attributable to common shareholders	$53,352	$48,572	$105,746	$43,883
Real estate depreciation and amortization	52,424	52,178	104,317	105,555
Gain on sale of real estate assets, net of tax	(250)	(442)	(250)	(442)
Participating securities share in earnings	340	333	671	581
Participating securities share in FFO	(904)	(681)	(1,562)	(1,025)
Real estate depreciation and amortization from unconsolidated entities	806	614	1,496	1,230
Adjustments for noncontrolling interests	(82)	(771)	(211)	(1,567)
FFO attributable to common shareholders	105,686	99,803	210,207	148,215
Transaction related and other costs	3,235	424	4,949	4,561
Change in fair value of contingent consideration	—	—	—	21
Amortization of deferred financing costs and debt discount	4,501	4,412	9,015	9,371
Write off of deferred financing costs and debt discount	—	2,413	—	22,828
Costs related to the early repayment of debt	—	10,935	—	28,485
Stock based compensation	3,201	3,462	6,513	6,797
Gain on sale of unconsolidated entity, net of tax	(1,212)	—	(1,212)	—
Gain on sale of operations	—	(28,143)	—	(28,143)
Non-real estate depreciation and amortization	19,879	17,493	39,443	35,080
Straight-line revenues and amortization of below-market lease intangibles	(10,126)	(7,309)	(21,148)	(14,215)
Maintenance capital expenditures	(2,456)	(2,408)	(4,822)	(4,384)
Other, net	(8,060)	1,961	(16,230)	(2,009)
Adjustments for equity in earnings from unconsolidated entities	269	258	565	614
Adjustments for noncontrolling interests	(20)	(52)	(41)	(870)
AFFO attributable to common shareholders	$114,897	$103,249	$227,239	$206,351

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders - Basic	$105,686	$99,803	$210,206	$148,215
Impact of if-converted dilutive securities	3,000	2,979	5,994	5,953
FFO Attributable to common shareholders - Diluted	$108,686	$102,782	$216,201	$154,168

AFFO Attributable to common shareholders - Basic	$114,897	$103,249	$227,239	$206,351
Impact of if-converted dilutive securities	3,450	3,450	6,900	6,900
AFFO Attributable to common shareholders - Diluted	$118,347	$106,699	$234,139	$213,251

Weighted average common shares used to calculate basic earnings (loss) per common share	235,656	231,801	235,352	231,636
Impact of dilutive non-participating securities	359	135	347	226
Impact of if-converted dilutive securities	31,346	30,332	31,346	30,332
Weighted average common shares used to calculate diluted FFO and AFFO per common share	267,361	262,268	267,045	262,194

Per diluted common share:
EPS	$0.21	$0.20	$0.42	$0.19
FFO	$0.41	$0.39	$0.81	$0.59
AFFO	$0.44	$0.41	$0.88	$0.81

Uniti Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$53,774	$49,639	$106,632	$45,137
Depreciation and amortization	72,303	69,671	143,760	140,635
Interest expense, net	96,377	106,388	192,549	246,969
Income tax expense	4,944	5,084	2,873	2,527
EBITDA	227,398	230,782	445,814	435,268
Stock based compensation	3,201	3,462	6,513	6,797
Transaction related and other costs	3,235	424	4,949	4,561
Gain on sale of operations	—	(28,143)	—	(28,143)
Gain on sale of real estate	(250)	(442)	(250)	(442)
Other, net	(7,495)	8,779	(7,134)	10,097
Adjustments for equity in earnings from unconsolidated entities	1,075	872	2,061	1,844
Adjusted EBITDA	$227,164	$215,734	$451,953	$429,982

Adjusted EBITDA:
Leasing	$200,349	$192,137	$399,322	$383,634
Fiber Infrastructure	33,583	29,439	65,042	59,160
Corporate	(6,768)	(5,842)	(12,411)	(12,812)
	$227,164	$215,734	$451,953	$429,982

Annualized Adjusted EBITDA (1)	$908,656

As of June 30, 2022:
Total Debt (2)	$5,190,214
Cash and cash equivalents	61,405
Net Debt	$5,128,809

Net Debt/Annualized Adjusted EBITDA	5.64x
(1)Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.
(2)Includes $15.2 million of finance leases, but excludes $75.2 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.
Projected Future Results (1)
(In millions)

Year Ended December 31, 2022
Net income attributable to common shareholders - Basic	$189 to $207
Noncontrolling interest share in earnings	1
Participating securities' share in earnings	1
Net income (2)	$191 to 209
Interest expense, net (3)	390
Depreciation and amortization	290
Income tax expense	2
EBITDA (2)	873 to 891
Stock-based compensation	13
Gain on sale of unconsolidated entities (4)	(8)
Transaction related and other costs (5)	6
Adjustment for unconsolidated entities	3
Adjusted EBITDA (2)	$887 to $905
(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of projected future results may not add due to rounding.
(3)See “Components of Projected Interest Expense” below.
(4)Represents gain on sale of remaining investment interest in Harmoni Towers.
(5)Future transaction related and other costs are not included in our current outlook.

Uniti Group Inc.
Projected Future Results (1)
(Per Diluted Share)

Year Ended December 31, 2022
Net income attributable to common shareholders – Basic	$0.80 to $0.88
Real estate depreciation and amortization	0.89
Participating securities share in earnings	—
Participating securities share in FFO	—
Adjustments for noncontrolling interests	—
Adjustments for unconsolidated entities	0.01
FFO attributable to common shareholders – Basic (2)	$1.70 to $1.78
Impact of if-converted securities	(0.16)
FFO attributable to common shareholders – Diluted (2)	$1.54 to $1.61

FFO attributable to common shareholders – Basic (2)	$1.70 to $1.78
Transaction related and other costs (3)	0.02
Amortization of deferred financing costs and debt discount	0.08
Accretion of settlement payable (4)	0.05
Stock-based compensation	0.06
Non-real estate depreciation and amortization	0.34
Straight-line revenues	(0.17)
Maintenance capital expenditures	(0.03)
Other, net (5)	(0.17)
Adjustments for noncontrolling interests	—
AFFO attributable to common shareholders – Basic (2)	$1.87 to $1.95
Impact of if-converted securities	(0.17)
AFFO attributable to common shareholders – Diluted (2)	$1.70 to $1.77
(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(3)Future transaction related and other costs are not included in our current outlook.
(4)Represents the accretion of the Windstream settlement payable to its stated value.  At the effective date of the settlement, we recorded the payable on the balance sheet at its initial fair value, which will be accreted based on an effective interest rate of 4.7% and reduced by the scheduled quarterly payments.
(5)Includes gain of sale of the remaining investment interest in Harmoni Towers.

Components of Projected Interest Expense (1)
(In millions)

Year Ended December 31, 2022
Interest expense on debt obligations	$351
Capitalized interest	—
Accretion of Windstream settlement payable	12
Amortization of deferred financing cost and debt discounts	18
Swap termination (2)	9
Interest expense, net (3)	$390
(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)Represents recognition of deferred interest expense attributable to the discontinuance of hedge accounting on interest rate swaps.
(3)The components of interest expense may not add to the total due to rounding.
NON-GAAP FINANCIAL MEASURES
We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts (“NAREIT”)) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.
We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), costs related to the settlement with Windstream, goodwill impairment charges, executive severance costs, amortization of non-cash rights-of-use assets, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.
Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges, and includes adjustments to reflect the Company’s share of FFO from unconsolidated entities. We compute FFO in accordance with NAREIT’s definition.
The Company defines AFFO, as FFO excluding (i) Transaction Related and Other Costs; (ii) costs related to the litigation settlement with Windstream, accretion on our settlement obligation, and gains on the prepayment of our settlement obligation as these items are not reflective of ongoing operating performance; (iii) goodwill impairment charges; (iv) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, amortization of non-cash rights-of-use assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (v) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, executive severance costs, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. AFFO includes adjustments to reflect the Company’s share of AFFO from unconsolidated entities. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.
Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:
Paul Bullington, 251-662-1512
Senior Vice President, Chief Financial Officer & Treasurer
paul.bullington@uniti.com
Bill DiTullio, 501-850-0872
Vice President, Finance and Investor Relations
bill.ditullio@uniti.com